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                                                                   Exhibit 23.04


                       Consent of Independent Accountants


We consent to the incorporation by reference in the registration statement of CSK Auto Corporation relating to the CSK Auto Corporation 1996 Executive Stock Option Plan (as Amended and Restated) on Form S-8 (Registration No. 333-_______) of our report dated April 2,1999 on our audits of the consolidated financial statements of CSK Auto Corporation and subsidiaries as of January 31, 1999 and February 1, 1998, and for each of the three years in the period ended
January 31, 1999.





PRICEWATERHOUSECOOPERS LLP

August 27, 1999